AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     This Amendment No. 1 to the Employment Agreement (the Agreement") between Dialysis Corporation of America (the "Company") and Stephen W. Everett (the "Executive"), which Agreement was dated December 29, 2000, amends the Agreement, Section 5, entitled "Compensation" to provide that the Executive's annual compensation for the last year of the Agreement, January 1, 2005 through December 31, 2005, shall be $250,000, which shall replace any and all other references to annual compensation or Base Rate in that Section
5. All other terms of the Agreement, otherwise than as modified in this Amendment No. 1, shall remain in full force and effect.

                                 DIALYSIS CORPORATION OF AMERICA

                                     /s/ Thomas K. Langbein
                                 By:--------------------------------
                                    THOMAS K. LANGBEIN, Chairman of the Board

                                 STEPHEN W. EVERETT

                                     /s/ Stephen W. Everett
                                 By:--------------------------------
                                    STEPHEN W. EVERETT, Executive


Dated:  February 2, 2005